Exhibit 5.1

Yigal Arnon (1929-2014)
Dror Vigdor
Amalia Meshi
Amnon Lorch
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir
Orly Tsioni
Mordehai Baicz
Barak Platt
Benjamin Horef
Yoran Gill
Asaf Eylon
Daniel Marcovici
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub

Ruth Loven
Yarom Romem
Adam Spruch
Yuval Bargil
Eliran Furman
Eran Lempert
Ofir Levy
Daniel Green
Hanital Belinson
Yoheved Novogroder
Oren Roth
Dror Varsano
Odelia Sidi
Shira Lahat
Ido Chitman
Noa Afik
Aner Hefetz
David Akrish
Nir Rosner
Assaf Mesica
Liron Hacohen
Guy Fuhrer
Ezra Gross
David Roness
Eli Greenbaum
Lee Maor
Nimrod Vromen
Guy Sagiv
Micha Tollman
Shani Rapoport
Lior Gelbard

Michal Sagmon
Hila Roth
Keren Tal
Neta Goshen
Shachar Cohain
Roy Masuri
Eyal Yacoby
Daphna Livneh
Tamar Gilboa
Yael Hoefler
Sagi Schiff
Lilach Grimberg
Adi Samuel
Netanella Treistman
Daniel Damboritz
Shlomi Schneider
Alona Toledano
Elad Offek
Yuval Shamir
Dana Heller
Adi Tal
Yulia Lazbin
Joshua Lieberman
Liat Pillersdorf
Orly Rottenberg
Avi Anouchi
Shay Fahima
Michael Keren
Sivan Dotan
Naftali Nir
Tomer Bar-Nathan

Yoel Baruchin
Evan Schendler
Lihi Katzenelson
Eyal Aichel
Shahar Uziely
Edan Regev
Yehudit Biton
Ohad Shalem
Gitit Ramot-Adler
Omri Schnaider
Rinat Michael
Adi Attar
Ivor Krumholtz
Daniella Milner
Harel Sinai
Amos Oseasohn
Guy Kortany
Goor Koren
Adi Daniel
Dafna Shaham
Miriam Friedmann
Itamar Lippner
Ricki Newman
Roni Osborne
Ortal Zanzuri
Reut Sasson
Josh Hersch
Roey Sasson
Nadav Goffer
Shir Eshkol
Nir Rodnizky

Noa Slavin
Guy Fatal
Shani Lorch
Ira Burshtein
Elichai Bitter
Amir Weiser
Itamar Cohen
Shai Margalit
Yossi Paloch
Ofir Schwartz
Meital Singer
Yonatan Whitefield
Moshe Lankry
Shira Teger
Rachel Lerman
Ravid Saar
Debbie Shalit
Sophie Blackston
Hagar Mizrachi
Elad Morgenstern
Ron Ashkenazi
Dafna Raz
Sara Haber
Ilan Akouka
Shlomit Bukaya
Yehonatan Cohen
David Shmulevitz
Tair Cherbakovsky
Ophir Dagan
Shira Livne
Yael Meretyk

Dov Ehrman
Nataly Damary
Noam Pratzer
Nava Rozolyo
Shiran Glitman
Dor Daniel
Michael Rosenblit
Heni Rothstein-Cohen
Gal Frenkel
Dani Weissberg
Lareine Khoury
Nohar Hadar
Shirley Youseri
Nitzan Kahana
Yahel Kaplan
Liad Kalderon
Daniel Szriber
Shachar Hindi
Natalie Korenfeld
Moshe Pasker
Mazi Ohayon
Daniel Rosenblatt
Nitzan Fisher-Conforti

Paul H. Baris (1934-2010)
Rami Kook
Nira Kuritzky
Eran Ilan

Tel Aviv | July 31, 2017

BioLineRx Ltd.
P.O. Box 45158
19 Hartum Street
Jerusalem 91450
Israel

Re:	BioLineRx Ltd. — 8,495,575 American Depositary Shares Representing 8,495,575 Ordinary Shares, 2,973,451 Series A Warrants to Purchase 2,973,451 American Depositary Shares, 2,973,451 Series B Warrants to Purchase 2,973,451 American Depositary Shares and 5,946,902 ADSs representing 5,946,902 Ordinary Shares

Ladies and Gentlemen:

We have acted as  Israeli counsel to BioLineRx Ltd., a corporation organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company of (i) 8,495,575 American Depositary Shares (the “ADSs”), each ADS representing one (1) ordinary share of the Company, NIS 0.10 par value per share (the “Ordinary Shares”), (ii) 2,973,451 Series A warrants to purchase 2,973,451 ADSs at an exercise price of $2.00 per ADS (the “Series A Warrants”), (iii) 2,973,451 Series B warrants to purchase 2,973,451 ADSs at an exercise price of $4.00 per ADS (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”), and (iv) 5,946,902 ADSs representing 5,946,902 Ordinary Shares issuable upon the exercise of the Warrants (the “Warrant ADSs” and together with the ADSs and the Warrants, the “Offered Securities”), pursuant to the terms of a Subscription Agreement dated July 26, 2017 (the “Subscription Agreement”) entered into between the Company and BVF Partners L.P. (“BVF”) and a Voting and Standstill Agreement dated July 26, 2017 (the “Voting and Standstill Agreement”) entered into between the Company and BVF.  The ADSs and Warrants are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-205700) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated October 16, 2015, and the prospectus supplement dated July 26, 2017, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

As counsel to the Company in Israel, we have examined copies of the Memorandum of Association and the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion (i) the Ordinary Shares underlying the ADSs are duly authorized, legally issued, fully-paid and non-assessable; (ii) the Warrants have been duly authorized, legally issued, fully-paid and non-assessable; and (iii) the Ordinary Shares underlying the Warrant ADSs, when fully-paid for and issued, will be duly authorized, legally issued, fully paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 6-K to be filed with the Commission on or about July 31, 2017, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely, /s/Yigal Arnon & Co. Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv 67021, Israel | Tel: (+972) 3 608 7777 | Fax: (+972) 3 608 7724
31  Hillel Street, Jerusalem 94581, Israel | Tel: (+972) 2 623 9239 | Fax: (+972) 2 623 9233
www.arnon.co.il | info@arnon.co.il